UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 22, 2007

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

14759 Oxnard Street

Van Nuys, California 91411

(Address of principal executive offices)

818-904-9029

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective as of June 12, 2007, a majority of our stockholders approved a resolution authorizing the Board of Directors of Public Media Works, Inc. (the “Company”) to effect a consolidation of its outstanding shares of common stock, $0.0001 par value (the “Common Stock”), at a ratio of one (1) share for every twenty (20) shares of Common Stock outstanding. On June 22, 2007, the Company filed the Certificate of Amendment (the “Amendment”) to the Certificate of Incorporation to amend Article Five of the Certificate of Incorporation. The following text was inserted at the end of the Article Five so that the text of Article Five is read as follows:

“Each twenty (20) issued and outstanding shares of Common Stock as of June 28, 2007 (the “Split Effective Date”) shall be combined and converted automatically, without further action, into one (1) fully paid and non-assessable share of Common Stock. No certificate representing any fractional share interest in the Corporation’s post-split shares shall be issued. In lieu of any fraction of a post-split share to which the stockholder is otherwise entitled, all fractional shares shall be rounded up and a stockholder of pre-split shares will receive an entire post-split share. No cash payment shall be made to reduce or eliminate any fractional share interest. Stockholders are not required to exchange their certificates representing shares of Common Stock held prior to the reverse stock split for new certificates representing shares of Common Stock after the reverse stock split.”

The description of the Amendment is qualified by reference to the complete copy of such Amendment which is filed as an exhibit to this report and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
3.5	Certificate of Amendment to the Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: June 26, 2007	By:	/s/ Corbin Bernsen
Corbin Bernsen Chief Executive Officer